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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File No. 333-10739 and 333-79163) of Integra Bank Corporation of our report dated January 17, 2001, relating to the consolidated financial statements which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Memphis, Tennessee
March 12, 2001

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